UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 7, 2017 (March 6, 2017)
TERRAFORM POWER, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36542 (Commission File Number)	46-4780940 (IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger and Sponsorship Transaction Agreement

On March 6, 2017, TerraForm Power, Inc., a Delaware corporation (the “Company”), entered into a Merger and Sponsorship Transaction Agreement (the “Transaction Agreement”) with Orion US Holdings 1 L.P., a Delaware limited partnership (“Sponsor”), and BRE TERP Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Sponsor (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger (the “Surviving Corporation”) in which Sponsor will hold an approximately 51% interest.  The Transaction Agreement provides that, at or prior to the effective time of the Merger, the Company and Sponsor (or one of its affiliates) will enter into a suite of agreements providing for sponsorship arrangements as described in greater detail below (the “Sponsorship Transaction”, and together with the Merger and the other transactions contemplated by the Transaction Agreement, the “Transactions”).  Concurrently with the announcement of the Transaction Agreement, TerraForm Global, Inc., a Delaware corporation (“GLBL”), announced the entry into an Agreement and Plan of Merger, by and among GLBL, Sponsor and BRE GLBL Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Sponsor (the “GLBL Merger Sub”), pursuant to which GLBL Merger Sub will merge with and into GLBL and GLBL will survive the merger as a wholly-owned subsidiary of Sponsor.

The Transaction Agreement was approved unanimously by the members of the board of directors of the Company (the “Board of Directors”) voting on the matter, following the unanimous recommendation of its Corporate Governance and Conflicts Committee (“Conflicts Committee”).  Completion of the Sponsorship Transaction is expected to occur, subject to satisfaction of closing conditions, in the second half of 2017.

At the effective time of the Merger, each share of Class A common stock of the Company, par value $0.01 per share (the “Class A Shares”), issued and outstanding immediately prior to the effective time of the Merger (other than the Excluded Shares (as defined in the Transaction Agreement)), will be converted into the right to, at the holder’s election and subject to proration as described below, either (i) receive $9.52 per Class A Share, in cash, without interest (the “Per Share Cash Consideration”) or (ii) retain one share of Class A common stock, par value $0.01 per share, of the Surviving Corporation (the “Per Share Stock Consideration”, and, together with the Per Share Cash Consideration (without duplication), the “Per Share Merger Consideration”).   The Per Share Stock Consideration will be subject to proration in the event that the aggregate number of Class A Shares for which an election to receive the Per Share Stock Consideration has been made exceeds a certain maximum number as described more fully in the Transaction Agreement, and the Per Share Cash Consideration will be subject to proration in the event that the aggregate number of Class A Shares for which an election to receive the Per Share Cash Consideration has been made exceeds a certain maximum number as described more fully in the Transaction Agreement.

Immediately prior to the effective time of the Merger, the Company will declare the payment of a special cash dividend (the “Special Dividend”) in the amount of $1.94 per share, as more particularly described in the Transaction Agreement.

Concurrently with the execution and delivery of the Transaction Agreement, SunEdison, Inc. (“SunEdison”) executed and delivered a voting and support agreement (the “Voting and Support Agreement”), pursuant to which it has agreed to vote or cause to be voted any shares of common stock, par value $0.01 per share, of the Company (each, a “Share” and, collectively, the “Shares”) held by it or any of its controlled affiliates in favor of the Merger and to take certain other actions to support the consummation of the Transactions.

The Transaction Agreement includes a non-waivable condition to closing that the Transaction Agreement and the Transactions be approved by holders of a majority of the outstanding Class A Shares, excluding SunEdison, Sponsor, any of their respective affiliates or any person with whom any of them has formed (and not terminated) a “group” (as such term is defined in the Securities Exchange Act of 1934, as amended).

Closing of the Merger is subject to certain additional conditions, including the adoption of the Transaction Agreement by the holders of a majority of the total voting power of the outstanding Shares entitled to vote on the Merger, the expiration or early termination of the waiting period applicable to consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the entry by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) of orders authorizing and approving the entry by SunEdison (and if, applicable, SunEdison’s debtor affiliates) into the Settlement Agreement, the Voting and Support Agreement and any other agreement entered into in connection with the Merger or the other Transactions to which SunEdison or any other debtor will be a party (the “Bankruptcy Court Order”), and other customary closing conditions.

There is no financing condition to the consummation of the Transactions.  Pursuant to the Transaction Agreement, the Company has agreed to provide cooperation as reasonably requested by Sponsor in Sponsor’s efforts to obtain debt financing that is to be made available to the Company from and after the closing of the Merger.  Pursuant to an executed debt commitment letter delivered by lenders party thereto (the “Lenders”), such Lenders have committed, upon the terms and subject to the conditions set forth therein, to provide the amount of financing set forth therein to repay, refinance, redeem, defease or otherwise repurchase certain Company indebtedness.  Sponsor has also delivered to the Company the Guaranty, dated as of March 6, 2017, pursuant to which Brookfield Infrastructure Fund III-A (CR), L.P., a limited partnership organized under the laws of Delaware, Brookfield Infrastructure Fund III-A, L.P., a limited partnership organized under the laws of Delaware, Brookfield Infrastructure Fund III-B, L.P., a limited partnership organized under the laws of Delaware, Brookfield Infrastructure Fund III-D, L.P., a limited partnership organized under the laws of Delaware, and Brookfield Infrastructure Fund III-D (CR), L.P., a limited partnership organized under the laws of Delaware (collectively, the “Guarantors”) have guaranteed certain obligations of Sponsor under the Transaction Agreement.

Sponsor and the Company have made customary representations and warranties in the Transaction Agreement.  The Company has also agreed to various agreements and covenants, including, subject to certain exceptions, to conduct its business in the ordinary course of business between execution of the Transaction Agreement and closing of the Merger and not to engage in certain specified types of transactions during such period.  In addition, the Company is subject to a “no change of recommendation” restriction and “no shop” restriction on its ability to solicit alternative business combination proposals from third parties and to provide information to, and engage in discussions with, third parties regarding alternative business combination transactions, except as permitted under the terms of the Transaction Agreement.  The Company may not terminate the Transaction Agreement to accept an alternative business combination and is required to hold a shareholder vote on the Transaction Agreement even if the Board of Directors withdraws its recommendation to vote in favor of the Merger.  Sponsor has also made certain covenants in respect of the operation of the business of Brookfield and its affiliates in a manner that would not impair the ability of Brookfield and its affiliates to perform their sponsorship obligations from and after the effective time of the Merger.

The Transaction Agreement contains specified termination rights, including the right for each of the Company or Sponsor to terminate the Merger Agreement if the Merger is not consummated by December 6, 2017, subject to extension until March 6, 2018 to obtain required regulatory approvals.  The Transaction Agreement also provides for other customary termination rights for both the Company and Sponsor, as well as a mutual termination right in the event that the Settlement Agreement is terminated in accordance with its terms.  In the event the Transaction Agreement is terminated by either the Company or Sponsor due to the failure to obtain the requisite stockholder approvals or the termination of the Settlement Agreement or failure to obtain the Bankruptcy Court Orders, and the Board of Directors did not change its recommendation to the Company’s stockholders to approve the Merger, the Company will pay to Sponsor all reasonable and documented out-of-pocket expenses incurred in connection with the Transaction Agreement and the Transactions, in an amount not to exceed $17,000,000.  The Transaction Agreement further provides that upon termination of the Transaction Agreement under certain other specified circumstances, the Company will be required to pay Sponsor a termination fee of $50,000,000 (it being understood that in no event will the Company be required to pay any combination of such out-of-pocket expenses and such termination fee aggregating to more than $50,000,000).

The representations, warranties and covenants of the Company contained in the Transaction Agreement have been made solely for the benefit of Sponsor and Merger Sub.  In addition, such representations, warranties and covenants (a) have been made only for purposes of the Transaction Agreement, (b) have been qualified by confidential disclosures made to Sponsor and Merger Sub in connection with the Transaction Agreement, (c) are subject to materiality qualifications contained in the Transaction Agreement which may differ from what may be viewed as material by investors, (d) were made as of the date of the Transaction Agreement, the closing date or such other date as is specified in the Transaction Agreement and (e) have been included in the Transaction Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts.  Accordingly, the Transaction Agreement is included with this filing only to provide investors with information regarding the terms of the Transaction Agreement, and not to provide investors with any other factual information regarding the Company or its business.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  The Transaction Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the Securities and Exchange Commission (the “SEC”).

In addition, the Transaction Agreement provides that, at or prior to the effective time of the Merger, the Company will enter into (a) the Master Services Agreement (the “MSA”) by and among the Company, TerraForm Power, LLC (“TERP LLC”), Terraform Power Operating, LLC (“TERP Operating LLC”), Brookfield Asset Management Inc. (“Brookfield”) and certain affiliates of Brookfield (collectively, the “MSA Providers”) pursuant to which the MSA Providers will provide certain services to the Company and its subsidiaries commencing at the effective time of the Merger, (b) a revolving credit line agreement, substantially consistent with the term sheet as agreed between Sponsor and the Company as of the date of the Transaction Agreement, (the “Sponsor Line Agreement”) by and among the Company and Brookfield (the “Sponsor Line Provider”) pursuant to which the Sponsor Line Provider will commit up to a $500 million revolving unsecured credit line to the Company, (c) the Relationship Agreement (the “Relationship Agreement”) by and among the Company, TERP LLC, TERP Operating LLC and Brookfield, pursuant to which, among other things, Brookfield will provide the Company and its subsidiaries with a right of first offer on certain wind and solar assets in North America and other Organisation for Economic Co-operation and Development (“OECD”) nations that have been developed by Sponsor (the “ROFO Pipeline”), on the terms set forth therein and (d) the Registration Rights Agreement (the “Registration Rights Agreement”) by and among the Company and Sponsor providing Sponsor with registration rights with respect to its shares in the Surviving Corporation (together with the IDR Transfer Agreement, MSA, Sponsor Line Agreement, Relationship Agreement and Registration Rights Agreement, collectively, the “Ancillary Agreements” and individually, each an “Ancillary Agreement”).  The Transaction Agreement also requires the Company to issue to Sponsor additional Class A Shares in respect of any losses to the Company arising out of certain specified litigation matters upon the final resolution of such matters.
Further, at the effective time of the Merger, the governing documents of the Surviving Corporation, including its by-laws and certificate of incorporation, will be amended and restated to be substantially consistent with the governance terms agreed to between Sponsor and the Company as of the date of the Transaction Agreement.
The foregoing description of the Transaction Agreement, the Ancillary Agreements and the Transactions does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.

Settlement Agreement

The Company also entered into the Settlement Agreement pursuant to which SunEdison will exchange, effective as of immediately prior to the record time for the Special Dividend, all of the Class B Units (as defined in the Transaction Agreement) of TERP LLC held by it or any of its controlled affiliates for 48,202,310 Class A Shares (the “Exchange Shares”) (the “Exchange”).  As a result of and following completion of the Exchange, all of the issued and outstanding shares of Class B common stock, par value $0.01 per share, of the Company will be redeemed and retired.  In addition, also as part of the settlement, SunEdison agreed to deliver the outstanding incentive distribution rights of TERP LLC (the “IDRs”) held by SunEdison or certain of its affiliates to Brookfield and in connection therewith, concurrently with the execution and delivery of the Transaction Agreement, the Company, TERP LLC, BRE Delaware, Inc. (the “Brookfield IDR Holder”) and SunEdison and certain of its affiliates have entered into an Incentive Distribution Rights Transfer Agreement (the “IDR Transfer Agreement”), pursuant to which certain SunEdison affiliates will transfer all of the IDRs to Brookfield IDR Holder at the effective time of the Merger on the terms and conditions set forth in the IDR Transfer Agreement.  The Company will also authorize and issue to SunEdison a number of additional Class A Shares (the “Additional SunEdison Shares”, together with the Exchange Shares, the “SunEdison Shares”), such that, immediately prior to the effective time of the Merger, SunEdison will hold an aggregate number of Class A Shares equal to 36.9% of the Company’s Fully Diluted Share Number (as defined in the Transaction Agreement).

The foregoing description of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement attached hereto as Exhibit 2.2, which is incorporated herein by reference.

Overview of Principal Events Leading to the Transaction Agreement with Brookfield

On March 6, 2017, following the unanimous recommendation of the Conflicts Committee, the members of the Board of Directors voting on the matter unanimously (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, approved and declared advisable the Transaction Agreement and the Transactions and resolved to recommend that the holders of Shares approve the Transaction Agreement and the Transactions and (ii) directed that the Transaction Agreement be submitted to the holders of Shares for their adoption and approval.

The Board of Directors’ recommendation marks the culmination of a strategic review process that was initiated by the Board of Directors and Conflicts Committee in anticipation of and in response to SunEdison’s financial and operating difficulties, which culminated in SunEdison’s voluntary filing for bankruptcy protection pursuant to Chapter 11 of the U.S. Bankruptcy Code on April 21, 2016. This review process was initiated as part of an effort to preserve and protect stockholder value in connection with the disruption caused by SunEdison’s financial distress, and included governance, operations and business performance initiatives deemed especially critical because SunEdison provided all personnel and services to the Company (other than those operational services provided by third parties).  Following completion of a stand-alone business plan reflecting the absence of SunEdison’s sponsorship and support, the Board of Directors, based upon the recommendation of the Conflicts Committee, expanded the strategic review process to include an exploration and evaluation of all potential strategic alternatives to maximize stockholder value, including potential transactions to secure a new sponsor or to sell the Company.  In particular, the Company, acting on the authority or recommendation of the Conflicts Committee, undertook the following initiatives over this year-long process:

•
Developed an emergency plan to provide continuity in the Company’s operations and cash flows following the disruption in services provided by SunEdison, and retained AlixPartners LLP to provide consulting services in planning and operational functions necessary to preserve the Company’s business;

•
Strengthened corporate governance by amending the limited liability company agreement of its operating subsidiary to provide an independent conflicts committee the exclusive power to manage and control business decisions relating to or involving SunEdison (in light of the directors serving on the Board of Directors being subject to removal by SunEdison);

•
Delegated to the Conflicts Committee, given the potentially conflicting interests of SunEdison, oversight of the strategic review process, with a mandate to be guided solely by consideration of the best interests of all of the Company’s stockholders and to ensure interactions with SunEdison were conducted on an arm’s-length basis;

•
Increased the number of directors on the Board of Directors from seven to nine; eight of the Company’s current directors satisfy NASDAQ’s independence standards and five are independent of both SunEdison and GLBL and serve on the Conflicts Committee;

•
Mandated that all decisions with respect to any strategic transaction, including the Transactions, be made following a determination that the decision would be in the best interests of all of the Company’s stockholders and with the consent of a majority of the independent directors;

•
Engaged financial and legal advisors, including Centerview Partners LLC (“Centerview”) as joint financial advisor with GLBL and Morgan Stanley, Inc. (“Morgan Stanley”) as independent financial advisor, as well as Sullivan & Cromwell LLP as legal advisor in addition to Greenberg Traurig, LLP, the Conflicts Committee’s legal advisor, and Hughes Hubbard & Reed LLP, as legal advisor to the directors who are not also directors of GLBL and, following the appointment of such directors to the Conflicts Committee, as legal advisor to the Conflicts Committee;

•
Implemented a stockholder protection rights plan in July 2016, after consultation with legal and financial advisors and after the Board of Directors, following the recommendation of the Conflicts Committee, determined doing so would be in the best interests of the Company and its stockholders because it would maximize the Company’s options in its strategic review process;

•
Developed a process and protocol for collaborating with SunEdison in the strategic alternatives process on an arm’s-length basis, with a goal of permitting the Company to maximize value for its public stockholders as compared to a separate process or a delayed process, including by giving the Company the ability to jointly decide with SunEdison the structure and organization of the strategic alternatives process and any potential transaction, particularly in light of SunEdison’s voting power and the need to obtain the Bankruptcy Court’s approval for any SunEdison voting decision regarding a strategic transaction;

•
Developed business plans and forecasts assuming the Company would continue as a stand-alone entity (without a sponsor) either on a stabilization basis without acquisitions or on a growth case assuming the ability to achieve approximately $10.8 billion in acquisitions over 10 years and addressing multiple areas, including growth prospects, dividend targets, organizational design, investment strategy, capital structure, competitive position, project operations and corporate costs and engaged in a detailed review of the stand-alone plans, including key execution risks and financial analyses, in consultation with financial and legal advisors, with a view toward determining whether it was advisable to pursue such a stand-alone plan or to pursue a strategic alternatives process;

•
Developed a sponsorship business plan and forecasts in collaboration with Brookfield, including a potential asset acquisition pipeline, cash flow projections and capital structure details, as well as assumptions regarding costs and fees and engaged in a review of the sponsorship plan under Brookfield’s sponsorship, including key execution risks and financial analyses, in consultation with financial and legal advisors, with a view towards determining whether a sponsorship plan would yield greater value for the Company’s stockholders than a stand-alone plan or other strategic alternatives;

•
Analyzed and filed proofs of claims against SunEdison and negotiated the Settlement Agreement on a timeline parallel to the pursuit of strategic alternatives following the determination by the Conflicts Committee that a settlement with SunEdison on an arm’s-length basis would likely increase the value that could be obtained for all stockholders in a potential strategic alternative; and

•	Conducted a strategic alternatives process in which:

o
In the first phase, approximately 96 different parties were contacted, of which 35 entered into non-disclosure agreements, resulting in the submission of preliminary non-binding indications of interest by nine different parties, including three strategic bidders and six financial bidders;

o
In the second phase, bidders were provided access to a virtual data room, a draft sponsorship term sheet and management presentations, resulting in the submission of offers from three different parties, including one financial bidder, one strategic bidder and Brookfield:

▪	Party A, a strategic bidder, proposed a whole company transaction for $10.10 per Class A Share;

▪
Party B, a financial bidder, proposed a sponsorship transaction resulting in the acquisition of a maximum of 33% of the outstanding equity of the Company (including shares to be issued to settle a litigation claim by Party A against the Company) for $13.00 per Class A Share; and

▪
Brookfield, which offered $11.50 per Class A Share for a sponsorship transaction or a whole company transaction (with the Company only) and $12.50 per Class A Share for a double sponsorship transaction or a double whole company transaction (in each case, if the second transaction was with GLBL);

o
Through negotiation, the Board of Directors, in each case, following the recommendation of the Conflicts Committee, sought to improve the terms of the three cash offers, but was unable to do so, ultimately determining that the Brookfield proposal, although it was less than the offer included in the letter Brookfield sent to the independent directors on November 18, 2016, indicating its interest in offering $13.00 per Class A Share in a whole company or sponsorship transaction, appeared to offer superior value as compared to the other two offers;

o
The Board of Directors, following the recommendation of the Conflicts Committee, agreed to negotiate exclusively with Brookfield with respect to a business combination until 11:59 p.m. New York City time on February 21, 2017, which was subsequently extended to March 6, 2017;

o	During the exclusivity period with Brookfield, the Company negotiated certain improvements to the economic terms of Brookfield’s proposal; and

o
The terms of the Transaction Agreement and the terms of the Settlement Agreement were robustly negotiated by the Company, were approved unanimously by members of the Board of Directors voting on the matter, following the unanimous recommendation of the Conflicts Committee, and were executed substantially concurrently as of March 6, 2017.

The Conflicts Committee’s and Board of Directors’ Reasons for the Transactions

In evaluating the Transaction Agreement and the Transactions, the Conflicts Committee and the Board of Directors compared a variety of alternatives and considered numerous factors, including the following non-exhaustive list of material factors and benefits of the Transactions, each of which the Conflicts Committee and the Board of Directors believed supported their respective determinations that the Transactions, resulting in a sponsorship of the Company, were superior to other strategic alternatives or a stand-alone alternative:

•
the fact that while the stand-alone business plans could provide the Company’s stockholders the opportunity to participate in 100% of the potential future increases in trading value of the Company’s stock, the stand-alone business plans were subject to significant risks:

o	a transition from a sponsored yieldco model to a sponsorless yieldco model was unproven and investor reception for such a model was uncertain, in particular because:

▪	there was a projected lag in the Company’s dividend growth under the stand-alone business plan as compared to that of comparable companies; and

▪	the likelihood that the Company’s share price would be depressed or volatile until management could establish a track record of outperforming the stand-alone business plan;

o
the lack of an asset acquisition pipeline or visible growth trajectory, including the need to identify suitable markets for investment and a lack of readily discernible paths to strategic partnerships;

o
assuming development of an asset acquisition pipeline, an uncertain capability, in the absence of a reputable and financially credible sponsor, to compete for stabilized, yield generating infrastructure as a stand-alone Company relative to competitors, given the Company’s potentially high cost of capital, negative operational history and track record of failed transactions;

o
the Company’s ability to successfully execute the initial asset sales required to fund deleveraging, which was essential to achieve competitive equity yields and more attractive interest rates under the stand-alone business plans, was uncertain, and after completing such initial asset sales, the Company would still remain more levered than its peers;

o
the uncertainty of investors’ appetite for the Company’s equity securities in the absence of a reputable and financially credible sponsor in light of the erosion in stockholder value since the Company’s initial public offering;

o
the uncertain ability of the Company’s existing management to efficiently manage the Company’s existing portfolio due to the fact that only since the launch of the strategic alternatives process had the Company pursued contracts with third parties for services or opted to bring services in-house for operations and maintenance and asset management;

o
the Company’s ability to execute various aspects of the stand-alone business plans depended on the Company’s ability to retain management and key personnel, including to develop, operate and optimize fleet; and

o
the uncertainty surrounding the Company’s ability to successfully execute the management growth plan, and management’s advice that fully achieving the results contemplated by that plan was highly unlikely;

•
the Company’s financial condition and reputation in the power industry, its high cost of capital and the uncertainty of its ability to access capital markets in the absence of a reputable and financially credible sponsor, combined with the Conflicts Committee’s and the Board of Directors’ assessment of macroeconomic factors and uncertainty around forecasted economic conditions, both in the near and the long term and within the renewable power industry in particular;

•
Brookfield and Sponsor can utilize their reputation in the power industry as seasoned, well-known operators and their capacity as a sponsor to provide the Company with operational, financial and investment expertise that will stabilize the Company’s growth and strengthen operations over time;

•
the alignment of Brookfield’s and the Company’s financial incentives through a 51% cornerstone investment in the common stock, the IDR Transfer Agreement and Brookfield’s annual MSA fee will provide the Company with services and foster economic growth;

•
the belief that, notwithstanding the additional costs associated with sponsorship, a sponsorship with Brookfield will provide a lower cost of capital for the Company in the medium and long term, providing it with the ability to successfully pursue a high quality and diversified portfolio of renewable assets;

•	the fact that Brookfield will provide the Company and its subsidiaries access to wind and solar assets in North America and Western Europe through Sponsor’s ROFO Pipeline;

•
the belief that Brookfield’s large-scale operations and strong financial performance will provide the Company with advantaged access to capital, larger investment opportunities, the ability to grow its fleet size and pay greater dividends;

•	the belief that the Company can leverage the strength of Brookfield’s renewable power businesses globally to develop future development pipelines and renewable power projects;

•
the certainty of realizing value in cash combined with the ability to benefit from potential future increases in the trading value of the Company’s public float if a stockholder elects to retain stock;

•
the opinions of Centerview and Morgan Stanley, respectively, each dated March 6, 2017, to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken set forth in each respective opinion, that the applicable Per Share Merger Consideration, together with the Special Dividend, to be received by the holders of the Class A Shares in the Merger is fair from a financial point of view, as of the date of such opinion, to such holders (other than Sponsor and its subsidiaries), as will be disclosed in the proxy statement that the Company intends to file with the SEC as described below under “Additional Information and Where to Find It”;

•
the financial condition of Brookfield and Sponsor and Brookfield’s ability to pay all amounts required to consummate the Transactions, including the Per Share Cash Consideration, out of its cash on hand and pursuant to financing arrangements committed in the Debt Commitment Letter, without a financing condition to the Merger and with the payment and other obligations of Sponsor guaranteed by the Guarantors pursuant to the Guaranty;

•
the belief that Brookfield, as a seasoned and well-known operator in the renewable energy industry, may be able to promptly obtain certain regulatory approvals necessary to close the Transactions more quickly than other potential bidders; and

•
the fact that the terms of the Transaction Agreement will require the adoption of the Transaction Agreement by the holders of a majority of the outstanding Shares as well as the approval of the Transaction Agreement by the holders of a majority of the Class A Shares excluding SunEdison, Sponsor, their respective affiliates or any person with whom any of them has formed (and not terminated) a “group” (as such term is defined in the Securities Exchange Act of 1934, as amended) (which is a non-waivable condition to closing).

In view of the variety of factors considered in connection with their respective evaluation of the Transaction Agreement and Transactions, neither the Conflicts Committee nor the Board of Directors found it practicable to, and neither the Conflicts Committee nor the Board of Directors did, quantify or otherwise assign relative weights to the specific factors considered in reaching their respective determination and their respective recommendation.  In addition, individual directors may have given different weights to different factors.  Neither the Conflicts Committee nor the Board of Directors undertook to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support their respective ultimate determination.  Each of the Conflicts Committee and the Board of Directors based its respective recommendation on the totality of the information presented.

Certain Company Projections

The Company does not, as a matter of course, publicly disclose long term detailed financial forecasts as to future performance, earnings or other results due to the difficulty of predicting economic and market conditions and accurately forecasting the Company’s performance, particularly for extended periods, other than limited financial metrics from time to time as part of the Company’s ongoing efforts to communicate with investors regarding the Company’s business continuity and progress toward operational independence from SunEdison.  Management of the Company prepared unaudited forecasts to contemplate two different scenarios, which we refer to as the “Management Stabilize Case” and the “Management Growth Case.”  In the Management Stabilize Case, management of the Company employed assumptions based on a scenario in which the Company would use existing cash and proceeds from asset sales to delever the business to a level consistent with that of peers, and thereafter would face challenges pursuing growth opportunities due to an inability to compete for and fund acquisitions.  In the Management Growth Case, management of the Company employed assumptions based on a scenario in which the Company would use existing cash and proceeds from asset sales to delever the business to a level consistent with that of peers, and thereafter would successfully pursue growth through acquisitions of assets funded with equity and debt.  The cases provided are illustrative of potential standalone company outcomes and do not necessarily reflect a base case view.  The Management Growth Case is intended to illustrate a scenario wherein the Company is able to successfully navigate in an unproven sponsorless yieldco structure.  Management does not consider this a probable scenario.

The internal financial forecasts summarized below (the “Forecasts”) were prepared by or at the direction of and approved by management for internal use in connection with the Company’s exploration and evaluation of strategic alternatives to maximize stockholder value, including transactions to secure a new sponsor or a sale of the Company.

While the Forecasts were prepared in good faith by management, no assurance can be made regarding future events and the disclosure of these Forecasts should not be regarded as an indication that the Company, the Board of Directors, the Conflicts Committee, their respective advisors or any other person considered, or now considers, the Forecasts to be a reliable prediction of future results, and the Forecasts should not be relied upon as such.  The Forecasts cover multiple years and prospective financial information by its nature becomes subject to greater uncertainty with each successive year.  In addition, the Forecasts were prepared at a prior period in time and reflect estimates, assumptions and business decisions as of the time of preparation, all of which are subject to change.  The estimates, assumptions and business decisions made by management upon which the Forecasts are based involve judgments with respect to, among other matters, future industry performance, general business, economic, regulatory, market and financial conditions, many of which are difficult or impossible to predict accurately, are subject to significant operational, economic, competitive or other third party risks and uncertainties, and are beyond the Company’s control.  Management of the Company has limited visibility into the likelihood of the occurrence and potential magnitude of the material risks to the Company’s performance in the unpredictable operating environment surrounding the Company, and as a result faces challenges in being able to accurately forecast the Company’s performance and predict the effectiveness of initiatives designed to enable the Company to operate as an independent Company (with or without a sponsor) and to improve the performance of the business and revenue.  There can be no assurance that the estimates and assumptions made in preparing the Forecasts will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected results.  The Forecasts also reflect estimates, assumptions and business decisions that do not reflect the effects of the Transactions (or any failure of the Transactions to occur), or any other changes that may in the future affect the Company or its assets, business, operations, properties, policies, corporate structure, capitalization and management.

Important factors that may affect actual results and cause the Forecasts to not be achieved include risks and uncertainties described below under the section titled “Forward-Looking Statements” and in the Company’s filings with the SEC.  None of the Company, Brookfield, Brookfield Sponsor or any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any Company stockholder or any other person regarding the information included in the Forecasts or the ultimate performance of the Company compared to the information included in the Forecasts or that the Forecasts will ultimately be achieved.  In light of the foregoing factors and the uncertainties inherent in the Forecasts, the Company’s stockholders are cautioned not to place undue, if any, reliance on the Forecasts.  The Company does not intend to update or otherwise revise the Forecasts for any reason or purpose, even in the event that any or all of the assumptions on which the Forecasts were based are no longer appropriate.

The Forecasts include certain financial measures that do not conform to U.S. Generally Accepted Accounting Principles, which we refer to as GAAP, including adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and cash available for distribution (“CAFD”) (each as further described below).  This information is included because management believes these non-GAAP financial measures could be useful in evaluating the business, potential operating performance and cash flow of the Company.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as presented in the Forecasts may not be comparable to similarly titled amounts used by other companies in the industry.

The Forecasts were not prepared with a view toward public disclosure, soliciting proxies or complying with GAAP, the published guidelines of the SEC regarding financial projections and forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections and forecasts.  Neither the Company’s independent registered public accounting firm nor any other independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these forecasts and, accordingly, neither the Company’s independent registered public accounting firm nor any other independent registered public accounting firm has expressed any opinion or given any other form of assurance on such information or its achievability, and assumes no responsibility for, and disclaims any association with, the prospective financial information.

The following tables present in summary form certain of the financial measures projected in the Forecasts:

Management Growth Case ($mm, except as otherwise noted)

	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026
Revenue (1)	$640	$622	$601	$600	$596	$585	$585	$576	$575	$573
Operating Expenses:
Cost of Operations	$149	$140	$135	$132	$136	$136	$137	$141	$142	$144
General & Administrative	83	31	31	32	33	34	35	35	36	37
Depreciation & Amortization (2)	221	216	211	211	211	211	211	211	211	211
Total Operating Expenses	$453	$387	$377	$375	$380	$381	$383	$387	$389	$392
Operating Income	$187	$235	$224	$225	$216	$204	$202	$189	$186	$181
Interest Expense	221	204	189	189	187	186	191	188	188	183
Loss (gain) on extinguishment of debt (3)	19	2	–	–	–	–	–	–	–	–
Other expense / (income) (4)	(3)	(6)	(12)	(19)	(24)	(29)	(27)	(24)	(27)	(27)
(Loss) Income before income tax expense	($50)	$35	$47	$55	$53	$47	$38	$25	$25	$25
Income Tax Expense (5)	(20)	14	18	22	21	19	15	10	10	10
Net (loss) Income	($30)	$21	$29	$33	$32	$28	$23	$15	$15	$15
Reconciliation of Net Income to Adjusted EBITDA:
Net (loss) Income	($30)	$21	$29	$33	$32	$28	$23	$15	$15	$15
Interest Expense, net	221	204	189	189	187	186	191	188	188	183
Income tax provision (benefit)	(20)	14	18	22	21	19	15	10	10	10
Depreciation & amortization expenses	221	216	211	211	211	211	211	211	211	211
General & Administrative Expense (Non-Operating) (6)	48	–	–	–	–	–	–	–	–	–
Stock based compensation expense (7)	8	5	5	5	5	6	6	6	6	6
Loss (gain) on extinguishment of debt (3)	19	2	–	–	–	–	–	–	–	–
Adjusted EBITDA	$467	$462	$452	$460	$456	$450	$446	$430	$430	$425
Reconciliation of Adjusted EBITDA to Estimated Cash Available for Distribution (CAFD):
Adjusted EBITDA	$467	$462	$452	$460	$456	$450	$446	$430	$430	$425
Interest Payments	(221)	(204)	(189)	(189)	(187)	(186)	(191)	(188)	(188)	(183)
Principal Payments	(98)	(99)	(93)	(97)	(99)	(92)	(94)	(92)	(92)	(95)
Cash Distributions to Non-Controlling Interest, net	(18)	(11)	(16)	(14)	(17)	(25)	(26)	(33)	(31)	(28)
Non-Expansionary Capital Expenditures	(22)	(18)	(16)	(17)	(20)	(24)	(27)	(31)	(34)	(38)
(Deposits into)/withdrawals from restricted cash accounts	(3)	2	–	–	–	5	–	–	–	–
Other:
Atlantic Power distributions, net (4)	1	4	6	7	22	31	17	18	16	16
Other Items	12	4	4	–	–	–	–	–	1	–
Estimated Cash Available for Distribution (CAFD)	$118	$140	$148	$150	$155	$159	$125	$104	$102	$97
Other Key Metrics:
CAFD from Acquisitions	–	–	–	–	–	–	–	–	–	–
HoldCo Debt	874	880	947	991	1,029	1,066	1,055	1,048	1,036	1,022
Consolidated Debt	3,167	2,883	2,856	2,803	2,742	2,688	2,582	2,483	2,379	2,270
Total Value of Acquired Assets	–	–	–	–	–	–	–	–	–	–
Gross Equity Issuances	–	–	–	–	–	–	–	–	–	–
Weighted Average Shares Outstanding (shares, millions) (8)	147.7	148.3	149.2	149.9	150.6	151.2	151.6	152.1	152.7	153.3

(1)	Excludes the potential non-cash impact of the amortization of favorable or unfavorable rate revenue contracts, unrealized gains or losses on energy derivatives, and amortization of ITC revenue.
(2)	Excludes substantially all of the U.K. portfolio in 2017 as held for sale.
(3)	Represents net losses on extinguishment of debt related to forecasted partial repayment of debt.
(4)
Consists of estimated equity in earnings related to TerraForm Power’s ownership in the Atlantic Power portfolio. For forecasting purposes TerraForm Power’s ownership for the full ten-year period is treated on an unconsolidated basis. Equity in earnings is not added back in the calculation of Adjusted EBITDA, and the incremental difference between these amounts and forecasted cash distributions is presented in the reconciliation of CAFD.

(5)
We have assumed an average effective tax rate of 40% in our projections. The actual effective tax rate may differ from this rate primarily due to the recording and/or release of a valuation allowance on certain tax benefits attributed to the Company and to lower statutory income tax rates in the Company's foreign jurisdictions. The company expects to generate NOLs and has NOL carryforwards that can be utilized to offset future taxable income. As a result, the company does not expect to pay significant United States federal income tax in the near term.

(6)
Non-operating expenses and other expenses that we do not consider indicative of our core business operations are treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. The Company’s normal general and administrative expenses are not added back in the reconciliation of net income (loss) to Adjusted EBITDA. For the forecasted year ending December 31, 2017, Terraform Power estimates payments of $27.1M to suppliers for normal operating general and administrative expenses.

(7)	Represents stock-based compensation expense recorded within General and Administrative Expenses.
(8)	Assumes Class B shares treated as Class A shares.

Management Growth Case ($mm, except as otherwise noted)

	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026
Revenue (1)	$640	$622	$601	$685	$811	$938	$1,130	$1,325	$1,446	$1,773
Operating Expenses:
Cost of Operations	$149	$140	$135	$151	$185	$216	$262	$312	$342	$418
General & Administrative	83	31	31	32	33	34	35	35	36	37
Depreciation & Amortization (2)	221	216	211	233	268	303	353	405	435	519
Total Operating Expenses	$453	$387	$377	$416	$486	$553	$650	$752	$813	$974
Operating Income	$187	$235	$224	$269	$325	$385	$480	$573	$633	$799
Interest Expense	221	204	189	208	240	272	325	371	396	470
Loss (gain) on extinguishment of debt (3)	19	2	–	–	–	–	–	–	–	–
Other expense / (income) (4)	(3)	(6)	(12)	(19)	(24)	(29)	(27)	(24)	(27)	(27)
(Loss) Income before income tax expense	($50)	$35	$47	$80	$109	$142	$182	$226	$264	$356
Income Tax Expense (5)	(20)	14	19	31	43	57	73	90	106	142
Net (loss) Income	($30)	$21	$28	$49	$66	$85	$109	$136	$158	$214
Reconciliation of Net Income to Adjusted EBITDA:
Net (loss) Income	($30)	$21	$28	$49	$66	$85	$109	$136	$158	$214
Interest Expense, net	221	204	189	208	240	272	325	371	396	470
Income tax provision (benefit)	(20)	14	19	31	43	57	73	90	106	142
Depreciation & amortization expenses	221	216	211	233	268	303	353	405	435	519
General & Administrative Expense (Non-Operating) (6)	48	–	–	–	–	–	–	–	–	–
Stock based compensation expense (7)	8	5	5	5	5	6	6	6	6	6
Loss (gain) on extinguishment of debt (3)	19	2	–	–	–	–	–	–	–	–
Adjusted EBITDA	$467	$462	$452	$526	$622	$723	$866	$1,008	$1,101	$1,351
Reconciliation of Adjusted EBITDA to Estimated Cash Available for Distribution (CAFD):
Adjusted EBITDA	$467	$462	$452	$526	$622	$723	$866	$1,008	$1,101	$1,351
Interest Payments	(221)	(204)	(189)	(208)	(240)	(272)	(325)	(371)	(396)	(470)
Principal Payments	(98)	(99)	(93)	(107)	(126)	(136)	(163)	(188)	(206)	(253)
Cash Distributions to Non-Controlling Interest, net	(18)	(11)	(16)	(17)	(24)	(37)	(45)	(59)	(62)	(70)
Non-Expansionary Capital Expenditures	(22)	(18)	(16)	(20)	(28)	(38)	(48)	(61)	(68)	(85)
(Deposits into)/withdrawals from restricted cash accounts	(3)	2	–	–	–	5	–	–	–	–
Other:
Atlantic Power distributions, net (4)	1	4	6	7	22	31	17	18	16	16
Other Items	12	4	4	–	–	–	–	–	1	–
Estimated Cash Available for Distribution (CAFD)	$118	$140	$148	$181	$226	$276	$302	$347	$386	$489
Other Key Metrics:
CAFD from Acquisitions	–	–	–	$32	$82	$135	$209	$288	$338	$466
HoldCo Debt	874	880	902	1,021	1,190	1,364	1,570	1,785	1,908	2,255
Consolidated Debt	3,167	2,883	2,811	3,158	3,717	4,292	5,083	5,890	6,253	7,608
Total Value of Acquired Assets	–	–	670	1,031	1,071	1,496	1,560	892	2,521	1,532
Gross Equity Issuances	–	–	300	400	400	550	550	300	900	500
Weighted Average Shares Outstanding (shares, millions) (8)	147.7	148.3	149.2	180.7	218.0	254.6	302.5	349.1	374.4	448.9

(1)	Excludes the potential non-cash impact of the amortization of favorable or unfavorable rate revenue contracts, unrealized gains or losses on energy derivatives, and amortization of ITC revenue.
(2)	Excludes substantially all of the U.K. portfolio in 2017 as held for sale.
(3)	Represents net losses on extinguishment of debt related to forecasted partial repayment of debt.
(4)
Consists of estimated equity in earnings related to TerraForm Power’s ownership in the Atlantic Power portfolio. For forecasting purposes TerraForm Power’s ownership for the full ten-year period is treated on an unconsolidated basis. Equity in earnings is not added back in the calculation of Adjusted EBITDA, and the incremental difference between these amounts and forecasted cash distributions is presented in the reconciliation of CAFD.

(5)
We have assumed an average effective tax rate of 40% in our projections. The actual effective tax rate in some of these years may differ from this rate primarily due to the recording and/or release of a valuation allowance on certain tax benefits attributed to the Company and to lower statutory income tax rates in the Company's foreign jurisdictions. The company expects to generate NOLs and has NOL carryforwards that can be utilized to offset future taxable income. As a result, the company does not expect to pay significant United States federal income tax in the near term.

(6)
Non-operating expenses and other expenses that we do not consider indicative of our core business operations are treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. The Company’s normal general and administrative expenses are not added back in the reconciliation of net income (loss) to Adjusted EBITDA. For the forecasted year ending December 31, 2017, Terraform Power estimates payments of $27.1M to suppliers for normal operating general and administrative expenses.

(7)	Represents stock-based compensation expense recorded within General and Administrative Expenses.
(8)	Assumes Class B shares treated as Class A shares.

Definitions of Certain Financial Terms

Adjusted EBITDA

The Company believes Adjusted EBITDA is useful to investors in evaluating the Company’s operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities.  In addition, Adjusted EBITDA is used by management of the Company for internal planning purposes, including for certain aspects of the Company’s consolidated operating budget.

The Company defines Adjusted EBITDA as net income (loss) plus depreciation, accretion and amortization, non-cash affiliate general and administrative costs, acquisition related expenses, interest expense, gains (losses) on interest rate swaps, foreign currency gains (losses), income tax (benefit) expense and stock compensation expense, and certain other non-cash charges, unusual, non-operating or non-recurring items and other items that we believe are not representative of the Company’s core business or future operating performance.  The Company’s definitions and calculations of these items may not necessarily be the same as those used by other companies.  Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP.

CAFD

The Company believes cash available for distribution is useful to investors in evaluating the Company’s operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance.  In addition, cash available for distribution is used by the Company’s management team for internal planning purposes.

The Company defines “cash available for distribution” or “CAFD” as adjusted EBITDA of TERP LLC as adjusted for certain cash flow items that the Company associates with the Company’s operations.  Cash available for distribution represents adjusted EBITDA (i) minus deposits into (or plus withdrawals from) restricted cash accounts required by project financing arrangements to the extent they decrease (or increase) cash provided by operating activities, (ii) minus cash distributions paid to non-controlling interests in the Company’s renewable energy facilities, if any, (iii) minus scheduled project-level and other debt service payments and repayments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period, (iv) minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period, (v) plus or minus operating items as necessary to present the cash flows the Company deems representative of the Company’s core business operations, with the approval of the Audit Committee of the Board of Directors.

Item 8.01	Other Events.

On March 7, 2017, the Company issued a press release announcing its entry into the Transaction Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and the other documents referenced therein and the Company’s filings with the SEC contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.  All statements that address operating performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements.  They may include estimates of financial metrics such as expected adjusted earnings before interest, taxes, depreciation and amortization, cash available for distribution, earnings, revenues, capital expenditures, liquidity, capital structure, future growth, financing arrangement and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above.  Forward-looking statements are based on the Company’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made.  Although the Company believes its respective expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.

By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  Factors that might cause such differences include, but are not limited to, the expected timing and likelihood of completion of the Transactions, including the timing, receipt and terms and conditions of any required governmental approvals of the Merger or the other Transactions that could cause the parties to abandon the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement; the risk of failure by the Bankruptcy Court to confirm the Settlement Agreement, the Voting and Support Agreement and any other agreement entered into in connection with the Merger or the Transactions to which SunEdison or any other debtor will be a party; the risk of failure of the holders of a majority of the outstanding Shares to adopt the Transaction Agreement and to obtain the requisite stockholder approvals; the risk that the parties may not be able to satisfy the conditions to the Transactions in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transactions; the risk that any announcements relating to the Transactions could have adverse effects on the market price of the Company’s common stock; the risk that the Transactions and their announcement could have an adverse effect on the Company’s ability to retain and hire key personnel and maintain relationships with its suppliers and customers and on its operating results and businesses generally; the Company’s relationship with SunEdison, including SunEdison’s bankruptcy filings; risks related to events of default and potential events of default arising under project-level financings and other agreements due to various factors; risks related to the Company’s failure to satisfy continued listing requirements of NASDAQ; the Company’s ability to sell projects at attractive prices as well as to integrate the projects the Company acquires from third parties or otherwise realize the anticipated benefits from such acquisitions, including through refinancing or future sales; actions of third parties, including but not limited to the failure of SunEdison to fulfill its obligations and the actions of the Company’s bondholders and other creditors; price fluctuations, termination provisions and buyout provisions in offtake agreements; delays or unexpected costs during the completion of projects the Company intends to acquire; regulatory requirements and incentives for production of renewable power; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and the Company’s ability to borrow additional funds and access capital markets; the impact of foreign exchange rate fluctuations; the Company’s ability to compete against traditional and renewable energy companies; hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages or other curtailment of the Company’s power plants; departure of some or all of SunEdison’s employees, particularly key employees and operations and maintenance or asset management personnel that the Company significantly relies upon; pending and future litigation; and the Company’s ability to operate the Company’s business efficiently, including to manage the transition from SunEdison information technology, technical, accounting and generation monitoring systems, to manage and complete governmental filings on a timely basis, and to manage the Company’s capital expenditures.  Many of these factors are beyond the Company’s control.

The Company disclaims any obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law.  The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in the Company’s Form 10-K for the 2015 fiscal year and Forms 10-Q for the first, second and third quarters of 2016, as well as additional factors it may describe from time to time in other filings with the SEC or incorporated herein.  You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed Transactions.  In connection with the proposed Transactions, Brookfield and the Company intend to file relevant materials with the SEC, including the Company’s proxy statement on Schedule 14A.  STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.  Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, http://www.sec.gov.  The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to TerraForm Power, Inc., 7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814: (240) 762-7700, or from the Company’s website, https://www.terraformpower.com/.

PARTICIPANTS IN SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed Transactions.  Information about the directors and executive officers of the Company and the interests of such individuals will be set forth in the proxy statement for the Transactions, which will be filed with the SEC.  You may obtain free copies of the proxy statement as described in the preceding paragraph, when it is available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Merger and Sponsorship Transaction Agreement, dated as of March 6, 2017, by and among TerraForm Power, Inc., Orion US Holdings 1 L.P. and BRE TERP Holdings Inc.

2.2	Settlement Agreement, dated as of March 6, 2017, by and among TerraForm Power, Inc., TerraForm Power, LLC, TerraForm Power Operating, LLC, SunEdison Inc. and the other parties named therein.

2.3
Voting and Support Agreement, dated as of March 6, 2017, by and among Orion US Holdings 1 L.P., BRE TERP Holdings Inc., SunEdison, Inc., SunEdison Holdings Corporation, SUNE ML1, LLC and TerraForm Power, Inc.

99.1	Press release, dated March 7, 2017.

99.2	Investor Presentation, dated March 7, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

By:	/s/ Sebastian Deschler
Name: Sebastian Deschler Title: Senior Vice President, General Counsel and Secretary

Date: March 7, 2017

Exhibit Index

Exhibit No.	Description

2.1	Merger and Sponsorship Transaction Agreement, dated as of March 6, 2017, by and among TerraForm Power, Inc., Orion US Holdings 1 L.P. and BRE TERP Holdings Inc.

2.2	Settlement Agreement, dated as of March 6, 2017, by and among TerraForm Power, Inc., TerraForm Power, LLC, TerraForm Power Operating, LLC, SunEdison Inc. and the other parties named therein.

2.3
Voting and Support Agreement, dated as of March 6, 2017, by and among Orion US Holdings 1 L.P., BRE TERP Holdings Inc., SunEdison, Inc., SunEdison Holdings Corporation, SUNE ML1, LLC and TerraForm Power, Inc.

99.1	Press release, dated March 7, 2017

99.2	Investor Presentation